Exhibit 10.1

ASSET PURCHASE AGREEMENT by and between ACACIA AUTOMOTIVE, INC. (the “SELLER”) and SOUTHERN VEHICLE AUCTIONS, INC. (the “BUYER”) June 28, 2012

TABLE OF CONTENTS

BACKGROUND INFORMATION			1
PROVISIONS			2
1.	Definitions.		2
2.	Basic Transaction.		3
	a.	Purchase and Sale of Assets.	3
	b.	Excluded Assets.	3
	c.	Method of Conveyance.	4
	d.	Purchase Price.	4
	e.	The Closing.	6
	f.	Allocation.	6
	g.	Liabilities.	6
	h.	Seller's Continuing Access to Data	6
3.		Representations and Warranties of the Seller.	7
	a.	Organization, Qualification and Corporate Power.	7
	b.	Authorization of Transaction.	7
	c.	Noncontravention.	7
	d.	Title to Assets; Condition.	7
	e.	Seller's Notices, Disclaimers, Disclosures	8

4.	Representations and Warranties of the Buyer.		9
	a.	Organization of the Buyer.	10
	b.	Authorization of Transaction.	10
	c.	Non-contravention.	10
5.	Pre-Closing Covenants.		11
	a.	General.	11
	b.	Due Diligence.	11
	c.	Employees.	11
	d.	Leases	12
	e.	Non-Competition Agreement.	12
	f.	Impositions.	13
6.	Post-Closing Covenants.		13

7.	Closing Covenants.		14
	a.	Buyer Covenants.	14
	b.	Seller Covenants.	14
8.	Conditions to Obligation to Close.		15
	a.	Conditions to Obligation of the Buyer.	15
	b.	Conditions to Obligation of the Seller.	15
9.	Remedies for Breaches of this Agreement.		16
	a.	Survival of Representations and Warranties.	16
	b.	Indemnification Provisions for Benefit of the Buyer.	16
	c.	Indemnification Provisions for Benefit of the Seller.	16
	d.	Claims; Assumption of Defense.	17
	e.	Other Indemnification Provisions.	17
10.	Termination.		17
	a.	Termination of Agreement.	17
	b.	Effect of Termination.	19
11.	Miscellaneous.		19
	a.	Entire Agreement.	19
	b.	Assignment.	19
	c.	Applicable Law; Venue.	19
	d.	Waiver.	19
	e.	Captions.	19
	f.	Counterparts.	20
	g.	Further Acts.	20
	h.	Third Party Beneficiaries.	20
	i.	Severability.	20
	j.	Confidentiality.	20
	k.	Notices.	20

Exhibits

Exhibit A	-	Definitions
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Excluded Assets
Exhibit D	-	Capital Leases and Associated Assets Retained by Seller
Exhibit E	-	Leases Related to Business Premises
Exhibit F	-	Form of Non-Competition Agreement
Exhibit G	-	Form of Loan Documents
Exhibit H	-	Form of Novation Agreement and GSA Indemnification Agreement
Exhibit I	-	Form of License Transfer Documents

Disclosure Schedules

Exhibit J	-	Section 2(a) - Assets
Exhibit K	-	Section 2(f) - Purchase Price Allocation
Exhibit L	-	Section 3(d) - Security Interests
Exhibit M	-	Schedule of Issues
Exhibit N	-	Schedule of Liabilities to be Assumed by Buyer
Exhibit O	-	Schedule of Contracts and Agreements

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into on June 28, 2012 (the “Effective Date”), by and between Acacia Automotive, Inc., a Texas corporation (the "Seller"), and Southern Vehicle Auctions, Inc. (the "Buyer").  This Agreement supersedes and renders null and void all previous agreements, including but not limited to the Asset Purchase Agreement of November 23, 2011, Asset Purchase Agreement of November 30, 2011, First Amendment to Asset Purchase Agreement dated January 31, 2012, restated Asset Purchase Agreement of April 25, 2012, as well as any and all other agreements associated therewith as by and between the Seller and any other entities, including but not limited to Daniel C. Dorsey, Sr., Daniel C. Dorsey, Jr., and Bruce D. Hager (individually, jointly, and collectively the “Previous Purchaser Group”).  The Buyer and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

BACKGROUND INFORMATION

A.           The Seller owns the various assets relating to the operation of an automobile auction business operated from a facility located at and in the vicinity of 1200 East Buena Vista Avenue, North Augusta, South Carolina 29841 (the "Premises") known as “Acacia Augusta Vehicle Auction, Inc.” and sometimes utilizing the trade name “Augusta Auto Auction”, including the business related thereto (the “Business”) and the business operations associated therewith (the “Business Operations”), all of the certain assets to be sold and conveyed hereby, including the Business and the Business Operations, collectively referred to as the "Assets".

B.           The Seller desires to sell certain of those Assets, including the Business and the Business Operations related thereto, to the Buyer.

C.           Buyer and Seller previously contemplated agreements in which Buyer or Previous Purchaser Group would pay the costs of certain benefits for Seller in addition to the terms and conditions of any asset purchase agreement, but which agreements are now abandoned and discontinued except as expressly set forth elsewhere in this Agreement or related agreements of even date herewith.  Those previously contemplated but now abandoned benefits included agreements for Buyer or Previous Purchaser Group to:

(i)           Pay the costs of certain capital leases, the use, fruits, and benefits of which were to inure to the benefit of Seller;

(ii)           Pay certain personnel costs for up to two (2) years for accounting, Information Technology, and the costs of other services including consulting agreement costs and otherwise, including the associated costs for taxes and personnel benefits associated therewith;

(iii)           Pay certain costs for insurance and licensing for Seller;

(iv)           Pay certain other costs and provide certain other good and valuable considerations.

D.           This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, those certain assets on the terms and conditions contained herein.

E.           Buyer and Seller have been made privy to certain updated information that prompts this revision of the original Purchase Agreement including but not limited to:

(i)           Previous Purchaser Group has now created a corporate entity in South Carolina named Southern Vehicle Auctions, Inc. (“SVAI”) for the purpose of having SVAI enter into this Agreement as Buyer for the purpose of receiving the assets transferred hereby and operating the Business;

(ii)           Pursuant to the terms accompanying certain lending agreements by and between Buyer, Daniel C. Dorsey, Sr. (“Dorsey, Sr.”), Daniel C. Dorsey, Jr. (“Dorsey, Jr.), Bank of America NA (hereinafter “BofA”) as the principal lender to Buyers in the contemplated transaction, and the United States Small Business Administration (the “SBA”) as principal guarantor of portions of the BofA loan contemplated in this transaction, Buyer now finds it prudent to obtain a loan from Seller in partial payment of the Purchase Price for the certain assets and the Business Operations contemplated to be transferred hereby.

F.           Buyer now survives as the sole Buyer in this Agreement that supersedes all previous agreements.

As such, the parties to the Agreement find it in their best interests to hereby properly restate the complete revised terms and conditions relating to the purchase of the Assets and payment of the purchase price, and to create the additional supporting loan documentation and other associated documentation to properly document the terms and conditions of this Agreement and the transactions contemplated hereby, all of which supersedes any previous agreements, amendments, or versions thereof.

PROVISIONS

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.	Definitions.

Certain terms used in this Agreement shall have the meanings set forth in Exhibit A.  For ease of identification only, such terms are identified by initial capitals; provided, however, the inadvertent absence of such identifying characteristic shall be ignored in the construction of this Agreement.

2.	Basic Transaction.

a.	Purchase and Sale of Assets.

On and subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer, and deliver to Buyer, and the Buyer shall purchase, acquire, and accept delivery of all right, title, and interest in and to the following, which comprise the Assets, including the Business and the Business Operations:

(i)
Those items of personal property set forth in Exhibit J as Section 2(a) of the Disclosure Schedule (less normal wear and tear and depletion through Closing and notwithstanding that certain of the assets or portions of groups of assets have previously been assigned to the Seller with Buyer’s knowledge and are excluded from the Assets to be transferred hereby) as of the Effective Date;

(ii)
Seller's interest in the name "Augusta Auto Auction, Inc." (the "Trade Name") including the reservation of that Trade Name in South Carolina and Georgia, and “Hilltop Auto Auction”, insofar as Seller acquired or may be entitled to any rights to that Trade Name as a result of its 2007 acquisition of the Business and insofar as it may have any authority to transfer same to Buyer;

(iii)
A true and accurate copy of all relevant data and operating history of the Business (the "Data") required for proper operation of the Business; provided, however, that the auction operating program developed by Auction Software, Inc. and licensed by ASI to Seller shall not be included in the Assets.  Seller shall retain the original copies of the data and operating history of the Business such as required for its full reporting status with the United States Securities and Exchange Commission and otherwise, but shall provide a full copy of said operating data of the Business to Buyers for Buyer’s proper and confidential use thereof in the normal course of business; and

(iii)
To the extent assignable, Seller's license to operate the Business Operations as an auto auction (the "License").  Seller makes no representation as to the assignability, if any, of any License.  Licenses to be assigned shall be listed at Closing in Exhibit I.

b.	Excluded Assets.

The assets to be acquired by the Buyer from the Seller shall include only the assets described in Section 2(a) above and shall exclude all other assets of the Seller, including, without limitation, those listed in Exhibit C (the “Excluded Assets”) and also exclude Seller's cash; cash equivalents; deposits; prepaid accounts or balances; accounts and notes receivable from clients and/or the parent and subsidiary corporations of Seller; securities; loans and exchanges and loans receivable; amounts due to/from Seller and its Business; any assets, books, records or data not used in the Business; any of Seller's leasehold improvements as would inure to the benefit of landlord in the normal course; any other tangible personal property not listed in Exhibit J.

Seller shall retain the exclusive right, title, and interest in all the assets related to those certain Leases identified in Exhibit D (“Capital Leases Retained by Seller”).  Seller shall continue its obligations related to the said Leases, and the parties stipulate and agree that none of the assets associated with any of those Leases are to be transferred to or inure to the benefit of Buyer. Buyer waives any right, title or interest in all or any part of the said leased assets described in Exhibit D.

c.	Method of Conveyance.

The sale, conveyance, assignment, transfer, and delivery by the Seller of the Assets to the Buyer in accordance with Section 2(a) shall be effected at the Closing by the Seller's execution and delivery to the Buyer of a Bill of Sale and Assignment of Intangible Assets in the form of Exhibit B (the "Bill of Sale").  The Assets to be conveyed at Closing shall be substantially as listed in Exhibit J (“Assets”) in accordance with Section 2(a) hereof as on the Effective Date of this Agreement, less normal wear and tear and depletion through Closing.  The assignment of the License, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.  The assignment of Seller's interest in the Trade Name, to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents.

d.	Purchase Price.

The Buyer shall pay to the Seller One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) (the "Purchase Price"), payable as follows:

(i)
One Hundred Fifty Thousand Dollars ($150,000.00) with execution of this Agreement (the “Initial Payment”), the receipt and sufficiency of which is hereby acknowledged as being unencumbered and fully paid by Buyer and received by Seller in the form of four (4) Cashier’s checks as follows:

I.	Cashiers check #5004154457 dated November 23, 2011, in the amount of $50,000.00 drawn on Branch Bank & Trust, Weston, Florida

II.	Cashier’s check #4719329 dated November 23, 2011, in the amount of $50,000.00, drawn on First Citizens Bank and Trust Company of Augusta, Georgia;

III.	Cashier’s check #268439 dated November 23, 2011, in the amount of $20,000.00, drawn on Security Federal Bank of Aiken, South Carolina;

IV.	Cashier’s check #4719454 dated December 6, 2011, in the amount of $30,000.00, drawn on First Citizens Bank and Trust Company, Augusta, Georgia.

Buyer and Seller acknowledge that the Initial Payment was paid by or on behalf of Buyer, received by Seller, and deposited to the order and benefit of Seller for Seller’s accounts on February 28, 2012, in contemplation of the Agreement.

(ii)
A Promissory Note (the “Loan Note”) and a Loan Agreement (the “Loan Agreement”) made from the Buyer to the Seller in the amount of Two Hundred Twelve Thousand Five Hundred Dollars ($212,500.00).  A Security Agreement (the “Security Agreement”) shall accompany the Loan Note and the Loan Agreement, which together comprise the loan documents (the “Loan Documents”), the forms of which are attached hereto and made a part hereof in Exhibit G, to be executed at Closing.

The Loan Documents shall provide for no more favorable terms to Seller than are provided to Buyer by BofA/SBA on the principal financing of the transaction proposed hereby. Principal and interest installments due under the Loan Note and Loan Agreement from Buyer to Seller shall not commence until the first day of the twenty-fifth (25th) month following the Closing of this Agreement.

Neither the Purchase Price nor Buyer’s obligations to pay the Purchase Price and all amounts due under this Agreement to Seller, including but not limited to amounts due under the Loan Documents, shall in any way be modified, reduced, or abridged as the result of any separate employment, consulting, or other contract or agreement initiated in the normal course of business from time to time for services related to sales, accounting, or otherwise by and between the parties or their respective employees or agents.  Notwithstanding the foregoing, any amounts due from Seller to Buyer for services may be withheld by Seller until all amounts due and payable by Buyer under the Loan Documents are fully paid, or Seller may, at its sole option, issue credits to Buyer against any amounts due on the Loan Note and Loan Agreement in lieu of Seller’s cash payment for any such services.

(iii)
The remaining unpaid balance of the Purchase Price in the amount of One Million Eighty-Seven Thousand Five Hundred Dollars ($1,087,500.00) (the “Unpaid Balance”), shall be payable directly to Seller in cash or wire transfer of immediately available funds from the proceeds of that certain business loan obtained by Buyer from BofA/SBA.

e.	The Closing.

Subject to Section 10, the closing of the transactions provided for in this Agreement (the "Closing") shall occur on or before August 20, 2012, or such earlier date as may be agreed to by the Parties and shall take place at such location as is agreed upon by the Parties.  The Closing shall be deemed effective for all purposes as of the date agreed upon by the Parties and set forth in the Bill of Sale, the form of which is attached hereto as Exhibit B hereof (the “Effective Date”).

f.	Allocation.

The Parties agree that Buyer shall determine the allocation of the Purchase Price (and all other capitalizable costs) among the Assets, the Trade Name and the License for all purposes (including financial accounting and tax purposes) as it deems proper and in accordance with the allocation schedule attached hereto in Exhibit K as Schedule 2(f) of the Disclosure Schedule.

g.	Liabilities

Seller has paid or will pay or fully provide for all federal and state income and other taxes which relate to the conduct of its business through the date of Closing. There is no pending tax claim or dispute on taxes which might result in a lien against Seller’s Assets.

The parties hereby waive Seller’s compliance with the provisions of any applicable bulk sales laws. Seller shall hold a sufficient amount in trust to pay all its creditors as and when their claims come due, and hold and save Buyer harmless against any loss, damage or expense, including reasonable attorneys’ fees and court costs, incurred by Buyer as a result of or attributable to the parties’ failure to comply with such provisions.

All of Seller’s liabilities or obligations which are either not expressly disclosed or not expressly assumed by Buyer herein or as set forth in Exhibit N (the “Schedule of Liabilities to be Assumed by Buyer”) shall remain the Seller’s responsibility.

h.	Seller’s Continuing Access to Data.

Buyer shall provide to Seller at all times following the Closing and for one full calendar year thereafter complete and unhindered access to Seller’s data and related information, being all data of the Business and the Business Operations from the inception up to and including the date of the last transactions of Seller in the winding down of Seller’s Business and Business Operations and information associated therewith.  This shall be construed to include all data and information in the ASI system and program as well as all data and information in the QuickBooks system and program.  Buyer shall provide continuing and unfettered physical and electronic on-site access to the same data and information located within the ASI server and program and the QuickBooks server and program at all reasonable times during normal business hours and upon reasonable notification of Seller’s intent to travel to the business location for that purpose, and Buyer shall additionally provide unfettered and unlimited electronic access to Seller’s data and information at all times via virtual private networking (“VPN”) in the same or similar manner as Seller currently accesses that information and data, or through such other media as Seller may elect to utilize for that purpose.  Buyer shall provide Seller with one login and one associated password granting full access to all aspects of the programs, information, and data associated and included therewith.

3.	Representations and Warranties of the Seller.

The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date, except as set forth in the disclosure schedules delivered by the Seller to the Buyer on the date hereof and as may be updated as of the Closing (the "Disclosure Schedules").  The Seller will give prompt written notice to the Buyer of any development causing a breach of any of the representations and warranties in Section 3.  This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Seller, enforceable in accordance with its terms.

a.	Organization, Qualification and Corporate Power.

The Seller is a corporation duly organized, validly existing, and in full force and effect under the laws of the State of Texas.  The Seller has full entity power and authority necessary to own the Assets.  The Seller is not in default under or in violation of any provision of its Articles of Incorporation, as amended.

b.	Authorization of Transaction.

The Seller has full power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder upon approval of its shareholders in a Special Meeting or other action of shareholders in compliance with Seller’s Articles of Incorporation.  Without limiting the generality of the foregoing, the Board of Directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller in anticipation of that shareholder approval.  This Agreement will then constitute the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

c.	Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, upon appropriate shareholder approval, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Incorporation, as amended.

d.	Title to Assets; Condition.

The Seller has good and transferable title to and unrestricted possession of, the Assets, free and clear of all Security Interests, except for the Security Interests listed in Exhibit L (“Security Interests”) of the Disclosure Schedule, which Security Interests shall be released at Closing.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING TRANSFERRED TO THE BUYER "AS-IS" IN THEIR ENTIRETY. SELLER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR THAT THE ASSETS SOLD HEREUNDER DO NOT INFRINGE UPON ANY INTELLECTUAL PROPERTY RIGHTS HELD BY THIRD PARTIES.  SELLER FURTHER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OR SUITABILITY FOR ANY PARTICULAR PURPOSE OF THE LEASED PREMISES, INCLUDING ANY APPURTENANCES THERETO, OF THE BUSINESS OPERATIONS, OR ANY PORTIONS THEREOF FOR USE OF BUYER.

e.	Seller’s Notices, Disclaimers, Disclosures

 NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY

THIS AGREEMENT AND ANY RELATED BUSINESS PLAN, PROPOSAL, EXECUTIVE SUMMARY OR OTHER RELATED INFORMATION IS NOT A PART OF ANY PRIVATE PLACEMENT MEMORANDUM AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY.  ANY OFFER IS MADE ONLY BY THE PRIVATE PLACEMENT MEMORANDUM.  ANY INFORMATION OR STATEMENTS RELATED TO CONSIDERATION TO ENTER INTO THIS OR ANY OTHER AGREEMENT IS PROVIDED FOR CONVENIENCE AND REFERENCE ONLY.  SHOULD ANY CONFLICT ARISE WITH THE INFORMATION CONTAINED IN THIS AGREEMENT OR OTHER RELATED INFORMATION AND THE INFORMATION CONTAINED IN ANY PRIVATE PLACEMENT MEMORANDUM OF THE SELLER’S COMPANY, THE OFFEREE MUST RELY SOLELY UPON THE STATEMENTS AND FACTS CONTAINED IN THE MEMORANDUM IN MAKING ANY DECISIONS.

SAFE HARBOR STATEMENT

Certain statements included in these materials and/or other reference materials related to the information upon which Buyer or its agents may have relied in making a decision to enter into this Agreement and related agreements, including but not limited to any references or statements incorporated therein by reference, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including information and statements regarding anticipated financial results, potential success of anticipated acquisitions, business combinations or operations, product marketing and potential market opportunities are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  This Agreement, including any business proposals and any related presentations may include certain past and future performance results and projections based upon actual but unaudited financial information. Reliance upon this past performance information provides no assurance that future performance will not differ materially from the historical results or operating projections shown. The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales and sales of other diverse offerings; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; litigation developments and other risk factors. Many of these risk factors are outside of the Seller’s control, and as such, they involve risks which are not currently known to the Seller that could cause actual results to differ materially from forecasted results. The forward-looking statements in any documents provided to Buyer and those attached to, associated with, or related thereto are made as of the date of publication hereof, and the Company does not undertake to update its forward-looking statements.

NO LEGAL OR FINANCIAL ADVICE BEING GIVEN

Acacia Automotive, Inc. and/or its officers or directors (the "Seller") has effected certain legal and financial research at its own expense in an attempt to facilitate certain understandings that are or appear to be relevant to any transaction proposed or effectuated hereby. The understandings gained by Seller as a result of these investigations may be reflected in portions of this Agreement and/or any information provided to Buyer, including but not limited to any proposals relative to this Agreement (the “Information”), but are not intended to be relied upon by Buyer as accurate or to take the place of proper legal, financial, and other professional advice ("Advice").  The Buyer in this transaction is advised to seek his own Advice and to satisfy itself as to any considerations contained in this Agreement or the related Information.

Seller takes no responsibility for legal, accounting, or other advice upon which the Buyer may rely to determine the suitability of this transaction for its own benefit, and Buyer holds Seller harmless in all regards.

4.	Representations and Warranties of the Buyer.

Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4).

Buyer has formed its own opinion as to the value of Seller’s Assets being purchased hereunder. The parties agree that Seller’s warranties include only the express written warranties that are contained in this Agreement. Any other express warranties, oral or written, not contained in this Agreement are of no force and effect. Seller hereby disclaims all warranties, implied or expressed, including without limitation, implied warranties of merchantability and of fitness for special or ordinary uses or purposes. The parties acknowledge that Buyer has inspected the Leased Premises and all other Assets to the full extent of Buyer’s desire, and Seller has given Buyer ample opportunity to conduct such inspections. Seller’s Assets being purchased hereunder, except as expressly warranted or represented herein, are purchased “As Is” and “With All Faults.”  Buyer recognizes that the success of the business in which Seller’s Assets will be utilized is dependent upon Buyer’s skill and ability as an operator of an automobile auction.

Buyer acknowledges the notices, disclaimers, and disclosures set forth by Seller in Section 3(d) and 3(e) of this Agreement.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Buyer, enforceable in accordance with its terms.

a.	Organization of the Buyer.

The Buyer consists of a corporation that is duly organized and validly existing and in good standing under the laws of the State of South Carolina, organized to take possession of and title to the certain Assets and Business to be conveyed and transferred from Seller hereby and to enter into the various loan agreements with Seller.

b.	Authorization of Transaction. Authority to Act.

The Buyer represents and warrants that it has full power and authority (including full organizational power and authority if applicable) to execute and deliver this Agreement and the various loan agreements and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligations of the Buyer, enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

The Buyer further represents and warrants that it has the full right, title, interest, and authority to assign all previous capital payments, expressly including the Initial Payment, to Seller as set forth above in Section 2(d)(i), and Buyer now and forever fully releases and holds harmless Seller from any liability or claims of liability that may arise from Buyer’s removal of the Previous Purchaser Group as a participant in any and all previous, current, or future agreements or transactions, the assignment of capital payments hereunder, and otherwise.  Buyer states it has the authority to, and hereby does, waive any current or future responsibility or obligation of Seller to further verify the authenticity of Buyer’s claim of Previous Purchaser Group’s withdrawal from this or any other agreement, and expressly authorizes Seller to carry on with the execution of this Agreement and any additional agreements as may be required to give effect to the transactions contemplated hereby.

c.	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of any Certificate of Incorporation or Operating Agreement, as amended, as may be applicable.  The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.	Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

a.	General.

Each of the Parties will use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

b.	Due Diligence.

Immediately following execution of this Agreement and continuing through Closing, the Seller will allow the Buyer access, upon reasonable notice to the Seller, during normal business hours, to the Premises and the facilities located thereon in order that the Buyer may have a full opportunity to conduct a reasonable investigation of such Premises and facilities and the business operating records relevant to this transaction (the “Access”).  The Buyer shall bear all costs associated with the due diligence process described in this Section (the "Due Diligence Process").  As part of the Due Diligence Process, the Buyer shall not contact any of the Business' vendors, suppliers, distributors, or customers without the prior written consent of the Seller.  Buyer hereby acknowledges that it has enjoyed full Access for the purposes of Due Diligence at all reasonable times since the execution of the first Asset Purchase Agreement by the Parties on November 23, 2011, which agreement of that date is now expired and is superseded in full by this Agreement.

c.	Employees.

Seller will cooperate with the Buyer in its efforts to hire employees of the Business as of the Closing.  The Buyer shall interview each employee of the Business, but shall not be obligated to hire any employees.

Seller shall be responsible for all severance obligations (including obligations to provide health or retirement benefits), if any, related to the Seller’s employees that arise (i) as a result of Seller's actions on or before the Closing Date or (ii) as a result of the termination of employment in connection with Closing.

Seller has no pension, profit sharing, annuity, savings, 401(k), matching funds programs, or similar or related retirement plan for any of its employees.

Seller does not have any obligation under any collective bargaining agreement or any other contract with a labor union and is not a party to any executive or employees’ compensation plan or agreement or compensatory plan or agreement with any independent contractors, or its employees or agents, including, without limitation, any pension, retirement, profit sharing, stock purchase, stock option, bonus, or savings plan.

To the best of Seller’s knowledge, and except as expressly set forth on Exhibit M (the “Schedule of Issues”) annexed hereto, no strike, picketing, or similar action is pending or threatened against Seller by its employees or any labor union. Seller further represents that to the best of its knowledge and belief, it is not engaged in any unfair labor practices in connection with the operation of the business. Seller will not be responsible for any violations arising or determined subsequent to Closing which have been caused by any act of, or failure to act by, Buyer. Seller represents that, to its knowledge and belief, it has not had any solicitation by any labor organization within the preceding three years.

All of Seller’s employment-related liabilities accrued as of the date of Closing, including Seller’s accrued obligations for vacation, personal time off, sick pay, retirement benefits, employer portion of taxes, and all other benefits or obligations unsatisfied as of the date of Closing and due to or on behalf of any employee of Seller, whether or not continuing forward as an employee of Buyer, shall be the sole responsibility of Seller, and Buyer assumes no responsibility therefor.  Seller shall pay or allow as a credit to Buyer any such benefits accrued to its employees at Closing.

d.	Leases.

At Closing, Seller shall abandon any interest it holds in any real estate and/or building leases pertaining to the Premises of the Business in Exhibit E (“Leases related to Business Premises”) in favor of Buyer.

Seller shall keep and retain the right, title, and interest to certain capital leases and the assets related thereto, and shall similarly retain the obligations and the benefits related to those leases, all of which are as specified in Exhibit D of this Agreement, which leases shall remain in force and effect as Seller sees fit. The entire right, title, and interest in all inventories, capital equipment, software, vehicles, and any other items that are the subject of the said leases in Exhibit D shall be retained by Seller at Closing, and Buyer specifically waives any right, title, or interest in any of the assets associated therewith.

Buyer shall indemnify Seller as an obligor/lessee on any other leases or contracts relevant to the day to day operation of the business such as battery boosters, security fencing, uniform or carpet rentals, hand towel machines, or otherwise. Buyer agrees to continue forward under the terms and conditions of those leases and/or agreements, and agrees to assume the obligations for and payments thereof effective with Closing and beyond such as to protect Seller from any further liabilities or potential liabilities as a result of continuing obligations thereunder.  Seller has no existing contracts, agreements, or commitments extending beyond the execution date hereof except as shown on Exhibit O (the “Schedule of Contracts and Agreements”) annexed to this Agreement. True and complete copies of all written contracts and leases are listed therein and have been delivered to or made available to Buyer.

e.	Non-Competition Agreement.

The Buyer and the Seller will enter into a non-competition agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit F, which will prohibit the Seller and any of its employees, officers, directors, agents, or contractors from, directly or indirectly, engaging in the Business within 125 miles of North Augusta, South Carolina for a period of five (5) years commencing from the Closing, with only specific exceptions noted therein. In the event Buyer shall employ or otherwise contract Seller or any of Seller’s agents or assigns to perform services in Buyer’s business operations, Buyer shall thereupon release Seller or Seller’s agents from the obligations of any Non-Competition Agreement during the period of any such employment or contract to perform services, such that Seller or Seller’s agents or assigns may perform tasks for Buyer without violating the terms of the Non-Competition Agreement.  Notwithstanding the foregoing, the separate Non-Competition Agreement currently binding Buyer Dorsey, Jr., acting as Manager of the Business for Seller, from operating within a specified vicinity of Seller’s current Business location as an employee or agent for anyone other than Seller (the “Dorsey, Jr. Non-Compete”), shall be released by Seller at Closing to the extent that those limitations and non-compete restrictions on Dorsey, Jr., in accordance with the terms and conditions of the Dorsey, Jr. Non-Compete, shall be eliminated.

f.	Impositions

All taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed for periods that extend from prior to Closing until after the Closing shall be prorated between the Parties as of the Closing.

6.	Post-Closing Covenants.

Within ninety (90) days following the Closing, the Seller shall change its name to Acacia Augusta Liquidation, Inc. or such other name so as not to utilize "Augusta Auto Auction" or any confusingly similar name.  Any such change of name of Seller shall not preclude or abridge Seller’s right to continue to wind up the affairs of its business in the most efficient and commercially reasonable manner, including but not limited to collecting and depositing any amounts due to it or payable by it resulting from transactions prior to Closing and any accounts receivable or payable as related thereto.  Buyer agrees to assist Seller in the collection of and accounting for its receivables from vehicle auction transactions and other transactions occurring prior to Closing, distribution of payables for auction vehicle transactions occurring prior to closing, preparation and distribution of titles for vehicles sold in auction transactions prior to Closing, payments to vendors on behalf of Seller, and assistance with the general winding up of Seller’s business affairs on a commercially reasonable basis, all of which shall be done by Buyer without cost to Seller.  Buyer shall provide regular reports to Seller as to the status of all Seller’s accounts payable and accounts receivable in these regards, shall make a best-efforts basis to assist Seller in the prompt and efficient collection of all Seller’s outstanding receivables related to the auction Business, and shall regularly and promptly deposit to Seller’s bank accounts all funds that have been collected for Seller’s accounts.

Buyer acknowledges that Seller has provided its most current unaudited financial statements reflecting the financial operations of the prior three (3) years of the Business as reasonably ascertained by Seller in the normal course, and that there have been no material change since issuance.  Seller agrees to provide Buyer with final financial statements through the last full month of its operations of the Business within 60 days of Closing.  Buyer acknowledges that Seller has remained available to Buyer at all times to provide any and all relevant information requested by Buyer in support of the provided financial statements and other information relative to this transaction, there being no outstanding questions on the part of Buyer with regard to the said financial or other information.

Seller agrees to assist Buyer in the preparation and execution of any Novation Agreement or related documents required by the General Services Administration (GSA) to transfer Sellers contract for services or rights to a contract for services to Buyer, and Buyer agrees to execute an indemnification agreement (the “Indemnification Agreement”) in favor of Seller (as transferor of any rights to operate under Seller’s GSA contract) the forms of which are attached hereto as Exhibit H hereof

7.	Closing Covenants.

a.	Buyer Covenants.

At Closing, the Buyer shall be required to take the following actions:

(i)	deliver the Purchase Price as specified in 2(d) hereof;

(ii)	execute and deliver the Non-Competition Agreement;

(iii)	accept the Bill of Sale;

(iv)	accept the assignment of the Seller's interest in the Trade Name to the extent not accomplished by the Bill of Sale;

(v)	accept the assignment of the Seller's interest in the License, to the extent assignable and to the extent not accomplished by the Bill of Sale; and,

(vi)	accept the assignment of all leases and contracts with the exception of those listed in Exhibit D as excluded.

b.	Seller Covenants.

At Closing, the Seller shall be required to take the following actions:

(i)	accept the delivery of the Purchase Price as specified in 2(d) hereof;

(ii)	execute and deliver the Bill of Sale;

(iii)	execute and deliver the Non-Competition Agreement;

(iv)
execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Trade Name, to the extent not accomplished by the execution and delivery of the Bill of Sale; and

(v)
execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the License, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, the forms of which are listed in Exhibit I (the “Form of License Transfer Documents).

(vi)	execute and deliver any reasonable necessary consent or assignment documents related to assignment of leases and contracts with the exception of those listed in Exhibit D.

8.	Conditions to Obligation to Close.

a.	Conditions to Obligation of the Buyer.

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Seller set forth in Section 3 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Seller's covenants set forth in Section 7(b) shall have been performed; and

(iii)
no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement; (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (C) materially and adversely affect the right of the Buyer to own the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

b.	Conditions to Obligation of the Seller.

The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Buyer's covenants set forth in Section 7(a) shall have been performed;

(iii)
no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement; or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Seller may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

9.	Remedies for Breaches of this Agreement.

a.	Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement, and the rights to indemnity for any breach thereof, shall survive the Closing and continue in full force and effect for a period of six (6) months following Closing, except that any representations and warranties relating to any monetary obligations due from Buyer to Seller including but not limited to Initial Payment, the Loan Note, the Unpaid Balance of Purchase Price, or otherwise shall survive the Closing and continue in full force and effect until all such obligations are paid in full and extinguished.

b.	Indemnification Provisions for Benefit of the Buyer.

The Seller shall indemnify and defend the Buyer and its officers, directors, shareholders, members, employees, agents and Affiliates (collectively, the "Buyer Indemnified Parties") against, and hold the Buyer Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from: (i) any breach of any representation or warranty of the Seller in this Agreement; (ii) any breach of any covenant or obligation of the Seller in this Agreement; and (iii) any third party claims asserted against the Buyer Indemnified Parties arising out of the ownership of the Assets or the operation of the Business by the Seller prior to the Effective Date.  Any claim for indemnification against the Seller shall be brought within six (6) months following the Closing.

c.	Indemnification Provisions for Benefit of the Seller.

The Buyer shall indemnify and defend the Seller and its officers, managers, shareholders, members, employees, agents and Affiliates (collectively, the "Seller Indemnified Parties") against, and hold the Seller Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from: (i) any breach of any representation or warranty made by the Buyer in this Agreement; (ii) any breach of any covenant or obligation of the Buyer in this Agreement; and (iii) any third party claims asserted against the Seller Indemnified Parties arising out of the ownership of the Assets or the operation of the Business Operations by the Buyer following the Closing.

d.	Claims; Assumption of Defense.

As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the Indemnified Party shall promptly give written notice to the Indemnifying Party of such claim, which notice shall specify in reasonable detail the facts relating to the claim.  The Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, including selecting counsel for the matter; provided, however, that counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  Counsel selected by the Indemnifying Party shall have the lead role in any subsequent litigation.  Whether or not the Indemnifying Party chooses to assume the defense of any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

e.	Other Indemnification Provisions.

The foregoing indemnification provisions are the exclusive remedy for a breach of any representation, warranty, or covenant contained in this Agreement or otherwise relating to the transactions contemplated by this Agreement.

10.	Termination.

a.	Termination of Agreement.

Certain of the Parties may terminate this Agreement as provided below; however, execution of this revised and updated Agreement does not constitute or give basis to termination of the Agreement hereunder, nor does it constitute any consent by Seller for Buyer to terminate the Agreement hereunder:

(i)	the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)
the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing:  (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 20, 2012, by reason of the failure of any condition precedent under Section 8(a) (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement or the Buyer has waived any condition specified in a writing so stating at or prior to Closing);

(iii)
the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing:  (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before August 20, 2012, by reason of the failure of any condition precedent under Section 8(b) (unless the failure results primarily from the Seller breaching any of its representations, warranties, or covenants contained in this Agreement, or the Seller has waived any condition specified in a writing so stating at or prior to Closing);

(iv)
the Seller may terminate this Agreement if the Buyer or any Affiliate shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its creditors or any one of them, (D) be dissolved or liquidated, (E) become insolvent (as such term may be defined or interpreted under any applicable statute), (F) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (G) take any action for the purpose of effecting any of the foregoing; and

(v)
the Seller may terminate this Agreement upon the commencement of any proceedings for the appointment of a receiver, trustee, liquidator or custodian of Buyer and/or an Affiliate of Buyer of all or a substantial part of the property of the foregoing, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Buyer and/or an Affiliate or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

b.	Effect of Termination.

If any Party terminates this Agreement pursuant to Section 10(a), all rights and obligations of the Parties shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach), the sole exceptions being Buyer’s obligations to continue to keep confidential all information it gained as a result of these proceedings.

11.	Miscellaneous.

a.	Entire Agreement.

This Agreement, together with the attached Exhibits and the Disclosure Schedules, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties.  This Agreement may be amended or modified only by a writing executed by the Parties.

b.	Assignment.

This Agreement and any of its rights, interests, and obligations hereunder may not be assigned or transferred in whole or in part by any Party.  Any purported assignment without the express written consent of the other Party is void.

c.	Applicable Law; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina as to all matters, including, but not limited to, matters of validity, construction, effect, and performance.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of South Carolina in Aiken County, and the United States District Court for the District of South Carolina in the city of Aiken, and waive any contention that any such court is an improper venue for enforcement of this Agreement.

d.	Waiver.

Any waiver under this Agreement must be in writing.  Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the non-waiving Party.  Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

e.	Captions.

The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

f.	Counterparts.

This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

g.	Further Acts.

Consistent with the terms and conditions hereof, each Party shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts which any other Party may reasonably request in order to carry out this Agreement and the transactions contemplated hereby.

h.	Third Party Beneficiaries.

Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

i.	Severability.

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

j.	Confidentiality.

Except as otherwise required by law including, without exception, Federal Securities laws, the Parties agree to keep the existence and content of this Agreement and the transactions contemplated herein confidential.

k.	Notices.

Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address or facsimile number set forth below by any of the following means:  (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) Fed Ex or like overnight courier service, or (iv) facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.  Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, upon receipt of return receipt if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery.  The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

(i)	If to the Seller, addressed to:

Acacia Automotive, Inc.
2806 SE 29th Street
Ocala, Florida 34471
Attention: Steven L. Sample, CEO With a copy to:
Holly Hubenak, Attorney at Law
.O. Box 12253
Spring, TX 77391-2253

(ii)
If to the Buyer, addressed to:

Southern Vehicle Auctions, Inc.
1200 E. Buena Vista Avenue
North Augusta, SC  29841

With copies to:

Daniel C. Dorsey, Sr.
142 Amberly Circle
Aiken, SC  29803

and

Daniel C. Dorsey, Jr.
153 Sierra Drive
Aiken, SC  29803

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the date first above written.

[Signature page follows]

SELLER:                                                                                             WITNESS AS TO SELLER:

Acacia Automotive, Inc.
   A Texas corporation                                                                         __________________________________
Signature
By: /s/ Steven L. Sample
       Steven L. Sample                                                                           __________________________________
Printed Name

Its:  President and CEO                                                                       __________________________________
City, State, Zip

BUYER:                                                                                              WITNESS AS TO SVAI:

Southern Vehicle Auctions, Inc. (“SVAI”)
   a South Carolina corporation                                                          __________________________________
Signature
By: /s/ Daniel C. Dorsey, Jr.
       Daniel C. Dorsey, Jr.                                                                      __________________________________
Printed Name

Its: President                                                                                         __________________________________
City, State, Zip

Signature Page

EXHIBIT A

DEFINITIONS

"Acacia Augusta" has the meaning set forth in Section A of Background Information of the Agreement.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Security Interests, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person, or, with regard to a Person who is an individual, a member of such Person's family, whether by blood or marriage.  As used in this definition, the term "control" means (a) with respect to any corporation or other entity having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote more than 50% of shares or the equivalent having the power to vote in the election of such directors, managers, or Persons performing similar functions, and (b) with respect to any other entity, the ability to direct its business and affairs.

"Agreement" has the meaning set forth in the preface to the Agreement.

“Access” has the meaning set forth in Section 5(b) of the Agreement.

"Assets" has the meaning set forth in the Background Information of the Agreement and in Section 2(a) and Exhibit J of the Agreement.

"Bill of Sale" has the meaning set forth in Section 2(c) and Exhibit B of the Agreement.

"Business" has the meaning set forth in the Background Information of the Agreement.

“Business Operations” has the meaning set forth in the Background Information of the Agreement

"Buyer" has the meaning set forth in the preface of the Agreement.

"Buyer Indemnified Parties" has the meaning set forth in Section 9(b) of the Agreement.

"Closing" has the meaning set forth in Section 2(e) of the Agreement.

"Data" has the meaning set forth in Section 2(a)(iii) of the Agreement.

"Disclosure Schedule" has the meaning set forth in Section 3 of the Agreement.

“Dorsey, Jr.” has the meaning set forth in the Background Information of the Agreement.

“Dorsey, Sr.” has the meaning set forth in the Background Information of the Agreement.

“Dorseys” has the meaning set forth in the Background Information of the Agreement.

"Due Diligence Process" has the meaning set forth in Section 5(b) of the Agreement.

"Effective Date" has the meaning set forth in the preface of the Agreement and as of the date specified in the Bill of Sale as Exhibit B.

“Excluded Assets” has the meaning set forth in Section 2(b) of the Agreement and in Exhibit C and Exhibit D of the Agreement.

"Indemnified Party" means the Person entitled to, or claiming a right to, indemnification under Section 9 of the Agreement.

"Indemnifying Party" means the Person claimed by the Indemnified Person to be obligated to provide indemnification under Section 9 of the Agreement.

"Lease" has the meanings set forth in Section 5(d) of the Agreement.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"License" has the meaning set forth in Section 2(a)(iv) of the Agreement.

"Loan Documents" has the meaning set forth in Section 2(d)(ii) of the Agreement

"Non-Competition Agreement" has the meaning set forth in Section 5(e) of the Agreement.

"Party" and "Parties" have the meanings set forth in the preface of the Agreement.

"Person" means an individual, a proprietorship, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business enterprise or any governmental entity (or any department, agency or political subdivision thereof).

"Premises" has the meaning set forth in the background information of the Agreement.

"Purchase Price" has the meaning set forth in Section 2(d) of the Agreement.

"Security Interests" means any mortgage, pledge, lien, encumbrance, charge, hypothecation, claim, restriction on use, or other security interest of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

"Seller" has the meaning set forth in the preface of the Agreement.

"Seller Indemnified Parties" has the meaning set forth in Section 9(c) of the Agreement.

"Trade Name" has the meaning set forth in Section 2(a)(ii) of the Agreement.

EXHIBIT B

FORM OF BILL OF SALE AND ASSIGNMENT OF INTANGIBLE ASSETS

Acacia Automotive, Inc., a Texas corporation (the "Seller"), does hereby sell, transfer, assign and convey unto Southern Vehicle Auctions, Inc. (the "Buyer"), the Assets, Seller's interest in the Trade Name and, to the extent assignable, the License, each as defined in a certain Asset Purchase Agreement entered into by and between the Buyer and the Seller dated June 28, 2012 (the "Agreement"), in consideration of payment by the Buyer of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which the Seller does hereby acknowledge.

The terms of the Agreement, including, but not limited to, the Seller's representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference.

The Seller hereby covenants that the Seller will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances reasonably requested by the Buyer, from time to time, for better conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Assets, the License and Seller's interest in the Trade Name hereby sold, transferred, assigned and conveyed to the Buyer.

It is understood that the Seller, contemporaneously with the execution and delivery of this Bill of Sale and Assignment of Intangible Assets, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale and Assignment of Intangible Assets this __31st__ day of __July__, 2012, with the Effective Date of the _1st_ day of __August__, 2012.

SELLER:

ACACIA AUTOMOTIVE, INC.,
  A Texas corporation

By: /s/ Steven L. Sample
       Steven L. Sample
       Its:  President and CEO

B-1

EXHIBIT C

EXCLUDED ASSETS

The following assets are specifically excluded from this sale transaction:

1.  Any and all assets not specifically described in Section 2(a) of the Agreement, and all assets not listed in Exhibit J - Section 2(a) - Assets.

2.  Seller's cash, cash equivalents, deposits, accounts and notes receivable from trade and otherwise, securities, loans and exchanges and loans receivable, amounts due to/from Seller, Seller’s subsidiaries, and Seller’s Business.

3.  Any assets, books, records or data not required to be used in the Business.

4.  Any of Seller's leasehold improvements as would inure to the benefit of the landlord of the premises in the normal course.

5.  Any other tangible personal property listed or not listed that will be required by Seller in the normal course of the winding down of Seller’s auction Business.

6.	All assets that are a part of any capital leases listed in Exhibit D, including but not limited to:

a.	Three (3) 2008 Suzuki XL-7 SUV vehicles on leases dated on or about April 23, 2009 and payable to Marple Fleet Leasing; and
b.	IT equipment, software, supplies, and other items on leases dated on or about July 31, 2009, August 26, 2010, and August 27, 2010 and payable to VAR Resources; and,
c.	IT equipment, software, supplies, and other items on lease dated on or about December 9, 2008 and payable to IBM Leasing. This lease was paid out as agreed prior to the Effective Date.

7.
Any other items that were leased or purchased for primary use by Seller or for use other than primary use at its Acacia Augusta Vehicle Auction, Inc. Business, including but not limited to computer and IT equipment and related firmware and hardware, licenses, computer programs and software, furniture, equipment, supplies, etc.

8.
Any and all trademarks, trade names, service marks, logotypes, and all other references to the name and marks associated with “Acacia”, “Acacia Automotive”, “Acacia Augusta” and otherwise, whether registered or not, protected by first use, or otherwise.

9.
The QuickBooks Enterprise programs and licenses issued to Acacia Automotive, Inc. and for principal use by Seller.  Seller shall provide Buyer with use of two (2) currently paid seat licenses for QuickBooks Enterprise for a period up to six months after Closing or until the current licenses expire, whichever occurs first. Seller shall provide to Buyer all data records

Listing generated jointly by Seller (Initials) ______ and Buyer Dorsey, Jr. (Initials)_______

C-1

necessary for its normal accounting function as applicable to the auction Business in QuickBooks Enterprise format.

C-2

EXHIBIT D

SCHEDULE OF CAPITAL LEASES AND ASSOCIATED LEASED ASSETS TO BE RETAINED BY AND FULLY PAID BY SELLER.  BUYER WAIVES ANY RIGHT, TITLE OR INTEREST IN ANY OF THE ASSETS ASSOCIATED WITH ANY
LEASE(S) LISTED BELOW

(1) Capital lease dated March 16, 2009, with Supplements dated April 23, 2009, by and between Acacia Augusta Vehicle Auction, Inc. and Marple Fleet Leasing representing  three (3) 2008 Suzuki XL-7 SUVs bearing VIN numbers 2S3DB217896120435, 2S3DB217086123515), and 2S3DB217386120432).  All vehicles represented by these leases shall remain in full possession of Seller, which may freely move any such vehicle(s) at its own expense after Closing.

(2) Capital lease dated August 26 and August 27, 2010, by and between Acacia Augusta Vehicle Auction, Inc. and VAR Resources representing IT equipment, software, related supplies, and other items.  All assets represented by these leases shall remain in full possession of Seller, which may freely move any such assets at its own expense after Closing.

(3) Capital lease dated July 31, 2009, by and between Acacia Augusta Vehicle Auction, Inc. and VAR Resources representing IT equipment, software, related supplies, and other items.  All assets represented by these leases shall remain in full possession of Seller, which may freely move any such assets at its own expense after Closing.

(4) Capital lease dated December 9, 2008, by and between Acacia Augusta Vehicle Auction, Inc. and IBM Global Finance, IBM Leasing, or other designation of IBM as lessor representing IT equipment, software, related supplies, and other items.  All assets represented by these leases shall remain in full possession of Seller, which may freely move any such assets at its own expense after Closing.  This lease was paid out as agreed prior to the Effective Date in 2012.

Buyer hereby acknowledges receipt of copies of all leases relative to Exhibit D.

Buyer:  /s/ Daniel C. Dorsey, Jr.
By:  Daniel C. Dorsey, Jr.

[See attached Content of Exhibit D to Asset Purchase Agreement.pdf]

D-1

EXHIBIT E

Leases Related to the Business Premises

[See attached Content of Exhibit E to Asset Purchase Agreement.pdf]

E-1

Buyer hereby acknowledges receipt of copies of all leases relative to Exhibit E.

Buyer:  _______________________________________
By:  Daniel C. Dorsey, Jr.

E-2

EXHIBIT F

FORM OF NON-COMPETITION AGREEMENT

[see attached Content of Exhibit F to Asset Purchase Agreement.pdf]

F-1

EXHIBIT G

FORM OF LOAN DOCUMENTS

(Attached Content of Exhibit G to Asset Purchase Agreement.pdf)

G-1

EXHIBIT H

FORM OF NOVATION AGREEMENT AND GSA INDEMNIFICATION AGREEMENT

(Attached)

[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-1

Checklist of Required Information and Instructions
Novation and Change-of-Name Agreement

FAR 42.12, Novation and Change-of-Name Agreements, describes the procedures necessary to request that the Government recognize a name change or a successor in interest to a contract (novation). If a contractor legally changes its name, or the contractor's assets are transferred to another entity, the contractor must notify the responsible Government contracting officer immediately using the following procedures. A contract modification cannot be issued to recognize a Novation or Change-of-Name Agreement without submission of the required information. Contract modifications for price adjustments, model additions or deletions, etc., may not be processed until an applicable Novation or Change-of-Name Agreement has been approved by GSA or another Federal Agency. Payment issues may also arise if a Novation or Change-of-Name Agreement is not processed at the time of the change.

Determining the agency responsible for executing your Novation or Change-of-Name Agreement:

1. If the transferor has contracts (not task/purchase orders issued under the GSA schedule) with other Government agencies in addition to the GSA schedule contract, the agency responsible for processing the Novation or Change-of-Name Agreement modification is the agency with the largest unsettled (unbilled plus billed but unpaid) dollar balance of contract obligations.

2. If the largest unsettled dollar balance is from task/purchase orders utilizing a GSA schedule contract, GSA is the agency responsible for processing the Novation or Change-of-Name Agreement modification.

3. If the transferor has multiple GSA schedule contracts, the contracting officer for the specific GSA schedule contract with the largest unsettled task order dollar balance is the contracting officer responsible for processing the Novation or Change-of-Name Agreement modification.

4. When a Novation or Change-of-Name Agreement has been processed by another Government agency or a different GSA office and needs to be recognized for a GSA schedule contract under Schedule 056, submit the following:

   - A request to recognize the Novation or Change-of-Name Agreement modification processed by the other agency/GSA office.

   - A copy of the SF-30 signed by the responsible contracting officer.

   - A copy of the Novation or Change-of-Name Agreement signed by the responsible contracting officer.

Which is appropriate: A Novation Agreement or a Change-of-Name Agreement?

A Change-of-Name Agreement applies when:
- Only a change in the contractor's name is involved
- Contractual rights and obligations remain unaffected

A Change-of-Name Agreement is needed to:
- Recognize a legal change of the business name
- Recognize a legal change of the "Doing Business As" name, even if the legal business name remains unchanged

A Novation Agreement applies when:
- Transfer of all of the contractor's assets has occurred
- Transfer of the entire portion of assets involved in the performance of the contract has occurred

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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-2

A Novation Agreement is needed to:

- Recognize a third party as the successor in interest to the Government contract
- Recognize the transfer of the related assets

A Novation Agreement is not needed when:

- There is a change of ownership due to a stock purchase
- There is no legal change in the contracting party
- The contracting party remains in control of assets and is the party performing the contract

Novation Agreement Checklist

FAR Required Documents – FAR 42.1204:
(You may not have all of these documents, but each must be addressed)

— 3 signed originals of the Novation Agreement
  - A sample is provided below in Clause 42.1204
  - If the incorporating State does not require a corporate seal, include a statement to that effect on a separate page

— Document describing the proposed transaction (Asset Purchase Agreement, memorandum of understanding, etc.)
  - The effective date of the transfer from this document should be reflected in the Novation Agreement paragraph (a)(2) and in the attorney opinion letter.

— Authenticated copy of instrument effecting asset transfer (bill of sale, certificate of merger, contract, deed, court decree, etc.)

— List of contracts affected. Must reflect:
  - Contract Number and type
  - Name and address of contracting office
  - Total dollar value
  - Approximate unpaid balance

— Attorney opinion letters (for both transferee and transferor)
  - Must include a statement that the transfer was properly affected under the applicable state law
  - Must state the effective date of the transfer
  - Letter should be addressed to the attention of the Government contracting officer

— Authenticated copy of the transferee's certificate and articles of incorporation *if* a corporation was formed to receive assets.
  - If the corporation was formed for a purpose other than to receive the transferor's assets, include a statement to that effect.

— Certified copy of Board Resolutions (for both transferee and transferor) authorizing transfer of assets
  - If either company does not have a Board of Directors, include a statement to this effect and include a copy of the appropriate company's Articles of Incorporation to confirm that the company elected not to have a Board of Directors

— Certified copy of Stockholder Meeting Minutes (for both transferee and transferor) approving transfer of assets

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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-3

— Balance Sheets (for both transferee and transferor)
  - Need copies that were dated both immediately before transfer and immediately after transfer
  - Include independent auditor report if available

— Evidence of any security clearance requirements (if required)

— Consent of sureties if bonds are used (if required)

Responsibility Determination:

— The transferee must be registered in the Central Contractor Registration (CCR) database (www.ccr.gov)

— The transferee must be registered in the Online Representations and Certifications Application (ORCA) (orca.bpn.gov)

Capability to Perform:

— A copy of price list from award or subsequent modification that Transferee will use
  - If the Transferee is planning to use a different price list, submit two copies of the new commercial catalog/price list

— Certification that no change has occurred in the commercial sales practices since the original award or subsequent modification, ***or***

— Complete and submit a Commercial Sales Practices Format if the commercial sales practices of the transferee are different from those of the transferor

— If the Transferee is a large business, a commercial subcontracting plan must be submitted with the novation documents. The contract will not be novated without an approved subcontracting plan. Subcontracting plan template is available in Attachment 13 to the solicitation.

Change-of-Name Agreement Checklist

FAR Required Documents – FAR 42.1205:
(You may not have all of these documents, but each must be addressed)

— 3 signed originals of the Change-of-Name Agreement
  - A sample is provided below in Clause 42.1205
  - If the incorporating State does not require a corporate seal, include a statement to that effect on a separate page

— Authenticated document by the State effecting the name change
  - The effective date of the transfer from this document should be reflected in the Change-of-Name Agreement paragraph (a)(2) and in the attorney opinion letter.

— Attorney opinion letters
  - Must include a statement that the transfer was properly affected under the applicable state law
  - Must state the effective date of the transfer

— List of contracts affected. Must reflect:
  - Contract Number and type
  - Name and address of contracting office

H-4

[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-4

- **Total dollar value**
- **Approximate unpaid balance**

- Subpart 42.12—Novation and Change-of-Name Agreements

42.1200 Scope of subpart.

This subpart prescribes policies and procedures for—

(a) Recognition of a successor in interest to Government contracts when contractor assets are transferred;

(b) Recognition of a change in a contractor's name; and

(c) Execution of novation agreements and change-of-name agreements by the responsible contracting officer.

42.1201 [Reserved]

42.1202 Responsibility for executing agreements.

The contracting officer responsible for processing and executing novation and change-of-name agreements shall be determined as follows:

(a) If any of the affected contracts held by the transferor have been assigned to an administrative contracting officer (ACO) (see 2.1 and 42.202), the responsible contracting officer shall be—

(1) This ACO; or

(2) The ACO responsible for the corporate office, if affected contracts are in more than one plant or division of the transferor.

(b) If none of the affected contracts held by the transferor have been assigned to an ACO, the contracting officer responsible for the largest unsettled (unbilled plus billed but unpaid) dollar balance of contracts shall be the responsible contracting officer.

(c) If several transferors are involved, the responsible contracting officer shall be—

(1) The ACO administering the largest unsettled dollar balance; or

(2) The contracting officer (or ACO) designated by the agency having the largest unsettled dollar balance, if none of the affected contracts have been assigned to an ACO.

42.1203 Processing agreements.

(a) If a contractor wishes the Government to recognize a successor in interest to its contracts or a name change, the contractor must submit a written request to the responsible contracting officer (see 42.1202). If the contractor received its contract under Subpart 8.7 under the Javits-Wagner-O'Day Act, use the procedures at 8.716 instead.

(b) The responsible contracting officer shall—

(1) Identify and request that the contractor submit the information necessary to evaluate the proposed agreement for recognizing a successor in interest or a name change. This information should include the items identified in 42.1204 (e) and (f) or 42.1205(a), as applicable;

(2) Notify each contract administration office and contracting office affected by a proposed agreement for recognizing a successor in interest, and provide those offices with a list of all affected contracts; and

(3) Request submission of any comments or objections to the proposed transfer within 30 days after notification. Any submission should be accompanied by supporting documentation.

(c) Upon receipt of the necessary information, the responsible contracting officer shall determine whether or not it is in the Government's interest to recognize the proposed successor in interest on the basis of—

(1) The comments received from the affected contract administration offices and contracting offices;

(2) The proposed successor's responsibility under Subpart 9.1, Responsible Prospective Contractors; and

(3) Any factor relating to the proposed successor's performance of contracts with the Government that the Government determines would impair the proposed successor's ability to perform the contract satisfactorily.

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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-5

(d) The execution of a novation agreement does not preclude the use of any other method available to the contracting officer to resolve any other issues related to a transfer of contractor assets, including the treatment of costs.

(e) Any separate agreement between the transferor and transferee regarding the assumption of liabilities (*e.g.*, long-term incentive compensation plans, cost accounting standards noncompliances, environmental cleanup costs, and final overhead costs) should be referenced specifically in the novation agreement.

(f) Before novation and change-of-name agreements are executed, the responsible contracting officer shall ensure that Government counsel has reviewed them for legal sufficiency.

(g) The responsible contracting officer shall—

(1) Forward a signed copy of the executed novation or change-of-name agreement to the transferor and to the transferee; and

(2) Retain a signed copy in the case file.

(h) Following distribution of the agreement, the responsible contracting officer shall—

(1) Prepare a Standard Form 30, Amendment of Solicitation/Modification of Contract, incorporating a summary of the agreement and attaching a complete list of contracts affected;

(2) Retain the original Standard Form 30 with the attached list in the case file;

(3) Send a signed copy of the Standard Form 30, with attached list to the transferor and to the transferee; and

(4) Send a copy of this Standard Form 30 with attached list to each contract administration office or contracting office involved, which shall be responsible for further appropriate distribution.

42.1204 Applicability of novation agreements.

(a) 41 U.S.C. 15 prohibits transfer of Government contracts from the contractor to a third party. The Government may, when in its interest, recognize a third party as the successor in interest to a Government contract when the third party's interest in the contract arises out of the transfer of—

(1) All the contractor's assets; or

(2) The entire portion of the assets involved in performing the contract. (See 14.404-2(l) for the effect of novation agreements after bid opening but before award.) Examples of such transactions include, but are not limited to—

(i) Sale of these assets with a provision for assuming liabilities;

(ii) Transfer of these assets incident to a merger or corporate consolidation; and

(iii) Incorporation of a proprietorship or partnership, or formation of a partnership.

(b) A novation agreement is unnecessary when there is a change in the ownership of a contractor as a result of a stock purchase, with no legal change in the contracting party, and when that contracting party remains in control of the assets and is the party performing the contract. However, whether there is a purchase of assets or a stock purchase, there may be issues related to the change in ownership that appropriately should be addressed in a formal agreement between the contractor and the Government (see 42.1203(e)).

(c) When it is in the Government's interest not to concur in the transfer of a contract from one company to another company, the original contractor remains under contractual obligation to the Government, and the contract may be terminated for reasons of default, should the original contractor not perform.

(d) When considering whether to recognize a third party as a successor in interest to Government contracts, the responsible contracting officer shall identify and evaluate any significant organizational conflicts of interest in accordance with Subpart 9.5. If the responsible contracting officer determines that a conflict of interest cannot be resolved, but that it is in the best interest of the Government to approve the novation request, a request for a waiver may be submitted in accordance with the procedures at 9.503.

(e) When a contractor asks the Government to recognize a successor in interest, the contractor shall submit to the responsible contracting officer three signed copies of the proposed novation agreement and one copy each, as applicable, of the following:

H-6

[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-6

(1) The document describing the proposed transaction, *e.g.*, purchase/sale agreement or memorandum of understanding.

(2) A list of all affected contracts between the transferor and the Government, as of the date of sale or transfer of assets, showing for each, as of that date, the—

(i) Contract number and type;

(ii) Name and address of the contracting office;

(iii) Total dollar value, as amended; and

(iv) Approximate remaining unpaid balance.

(3) Evidence of the transferee's capability to perform.

(4) Any other relevant information requested by the responsible contracting officer.

(f) Except as provided in paragraph (g) of this section, the contractor shall submit to the responsible contracting officer one copy of each of the following documents, as applicable, as the documents become available:

(1) An authenticated copy of the instrument effecting the transfer of assets; *e.g.*, bill of sale, certificate of merger, contract, deed, agreement, or court decree.

(2) A certified copy of each resolution of the corporate parties' boards of directors authorizing the transfer of assets.

(3) A certified copy of the minutes of each corporate party's stockholder meeting necessary to approve the transfer of assets.

(4) An authenticated copy of the transferee's certificate and articles of incorporation, if a corporation was formed for the purpose of receiving the assets involved in performing the Government contracts.

(5) The opinion of legal counsel for the transferor and transferee stating that the transfer was properly effected under applicable law and the effective date of transfer.

(6) Balance sheets of the transferor and transferee as of the dates immediately before and after the transfer of assets, audited by independent accountants.

(7) Evidence that any security clearance requirements have been met.

(8) The consent of sureties on all contracts listed under paragraph (e)(2) of this section if bonds are required, or a statement from the transferor that none are required.

(g) If the Government has acquired the documents during its participation in the pre-merger or pre-acquisition review process, or the Government's interests are adequately protected with an alternative formulation of the information, the responsible contracting officer may modify the list of documents to be submitted by the contractor.

(h) When recognizing a successor in interest to a Government contract is consistent with the Government's interest, the responsible contracting officer shall execute a novation agreement with the transferor and the transferee. It shall ordinarily provide in part that—

(1) The transferee assumes all the transferor's obligations under the contract;

(2) The transferor waives all rights under the contract against the Government;

(3) The transferor guarantees performance of the contract by the transferee (a satisfactory performance bond may be accepted instead of the guarantee); and

(4) Nothing in the agreement shall relieve the transferor or transferee from compliance with any Federal law.

(i) The responsible contracting officer shall use the following format for agreements when the transferor and transferee are corporations and all the transferor's assets are transferred. This format may be adapted to fit specific cases and may be used as a guide in preparing similar agreements for other situations.

H-7

[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-7

Novation Agreement

The ABC Corporation (Transferor), a corporation duly organized and existing under the laws of __________ *[insert State]* with its principal office in ____________ *[insert city]*; the XYZ Corporation (Transferee), *[if appropriate add "formerly known as the EFG Corporation"]* a corporation duly organized and existing under the laws of _________ *[insert State]* with its principal office in ____________ *[insert city]*; and the United States of America (Government) enter into this Agreement as of ____________ *[insert the date transfer of assets became effective under applicable State law]*.

(a) The parties agree to the following facts:

(1) The Government, represented by various Contracting Officers of the _____________ *[insert name(s) of agency(ies)]*, has entered into certain contracts with the Transferor, namely: ____________ *[insert contract or purchase order identifications]*; *[or delete "namely" and insert "as shown in the attached list marked `Exhibit A' and incorporated in this Agreement by reference."]*. The term "the contracts," as used in this Agreement, means the above contracts and purchase orders and all other contracts and purchase orders, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts and purchase orders). Included in the term "the contracts" are also all modifications made under the terms and conditions of these contracts and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement.

(2) As of ____________, 20___, the Transferor has transferred to the Transferee all the assets of the Transferor by virtue of a __________ *[insert term descriptive of the legal transaction involved]* between the Transferor and the Transferee.

(3) The Transferee has acquired all the assets of the Transferor by virtue of the above transfer.

(4) The Transferee has assumed all obligations and liabilities of the Transferor under the contracts by virtue of the above transfer.

(5) The Transferee is in a position to fully perform all obligations that may exist under the contracts.

(6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the contracts.

(7) Evidence of the above transfer has been filed with the Government. *[When a Change-of-Name is also involved; e.g., a prior or concurrent change of the Transferee's name, an appropriate statement shall be inserted (see example in paragraph (8) of this Agreement)]*.

(8) A certificate dated _________, 20___, signed by the Secretary of State of ___________ *[insert State]*, to the effect that the corporate name of EFG Corporation was changed to XYZ Corporation on _____________, 20__, has been filed with the Government.

(b) In consideration of these facts, the parties agree that by this Agreement-

(1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the contracts.

(2) The Transferee agrees to be bound by and to perform each contract in accordance with the conditions contained in the contracts. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the contracts as if the Transferee were the original party to the contracts.

(3) The Transferee ratifies all previous actions taken by the Transferor with respect to the contracts, with the same force and effect as if the action had been taken by the Transferee.

(4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the contracts. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the contracts as if the Transferee were the original party to the contracts. Following the effective date of this Agreement, the term "Contractor," as used in the contracts, shall refer to the Transferee.

(5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-8

(6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the contracts, shall be considered to have discharged those parts of the Government's obligations under the contracts. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the contracts, to the extent of the amounts paid or reimbursed.

(7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the contracts.

(8) The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee-

(i) Assumes under this Agreement; or

(ii) May undertake in the future should these contracts be modified under their terms and conditions. The Transferor waives notice of, and consents to, any such future modifications.

(9) The contracts shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

United States of America,

By ______________________________

Title ______________________________

ABC Corporation,

By ______________________________

Title ______________________________

[*Corporate Seal*]

XYZ Corporation,

By ______________________________

Title ______________________________

[*Corporate Seal*]

Certificate

I, ___________, certify that I am the Secretary of ABC Corporation, that ________________, who signed this Agreement for this corporation, was then _____________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and the seal of this corporation this day of __________________ 20 ___.

By ______________________________

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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-9

[Corporate Seal]
Certificate
I, ___________, certify that I am the Secretary of XYZ Corporation, that _______________, who signed this Agreement for this corporation, was then _____________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and the seal of this corporation this day of ___________________20___.
By ____
[Corporate Seal]

42.1205 Agreement to recognize contractor's Change-of-Name.

(a) If only a change of the contractor's name is involved and the Government's and contractor's rights and obligations remain unaffected, the parties shall execute an agreement to reflect the name change. The contractor shall forward to the responsible contracting officer three signed copies of the Change-of-Name Agreement, and one copy each of the following:

(1) The document effecting the name change, authenticated by a proper official of the State having jurisdiction.

(2) The opinion of the contractor's legal counsel stating that the Change-of-Name was properly effected under applicable law and showing the effective date.

(3) A list of all affected contracts and purchase orders remaining unsettled between the contractor and the Government, showing for each the contract number and type, and name and address of the contracting office. The contracting officer may request the total dollar value as amended and the remaining unpaid balance for each contract.

(b) The following suggested format for an agreement may be adapted for specific cases:

Change-of-Name Agreement
The ABC Corporation (Contractor), a corporation duly organized and existing under the laws of __________ *[insert State]*, and the United States of America (Government), enter into this Agreement as of __________ *[insert date when the Change-of-Name became effective under applicable State law]*.
(a) The parties agree to the following facts:
(1) The Government, represented by various Contracting Officers of the _______________ *[insert name(s) of agency(ies)]*, has entered into certain contracts and purchase orders with the XYZ Corporation, namely: ____________ *[insert contract or purchase order identifications]*; *[or delete "namely" and insert "as shown in the attached list marked "Exhibit A" and incorporated in this Agreement by reference."]*. The term "the contracts," as used in this Agreement, means the above contracts and purchase orders and all other contracts and purchase orders, including all modifications, made by the Government and the Contractor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Contractor has any remaining rights, duties, or obligations under these contracts and purchase orders).
(2) The XYZ Corporation, by an amendment to its certificate of incorporation, dated _________ 20___, has changed its corporate name to ABC Corporation.
(3) This amendment accomplishes a change of corporate name only and all rights and obligations of the Government and of the Contractor under the contracts are unaffected by this change.
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[redacted] ATTACHMENT 17, Refresh 10 PAGE 17-10

(4) Documentary evidence of this change of corporate name has been filed with the Government.

(b) In consideration of these facts, the parties agree that-

(1) The contracts covered by this Agreement are amended by substituting the name "ABC Corporation" for the name "XYZ Corporation" wherever it appears in the contracts; and

(2) Each party has executed this Agreement as of the day and year first above written.

United States of America,

By ____

Title ____

ABC Corporation,

By ____

Title ____

[*Corporate Seal*]

Certificate

I, ___________, certify that I am the Secretary of ABC Corporation; that ___________, who signed this Agreement for this corporation, was then _____________ of this corporation; and that this Agreement was duly signed for and on behalf of this corporation by authority of its governing body and within the scope of its corporate powers. Witness my hand and the seal of this corporation this ________ day of ____________ 20___.

By ____

[*Corporate Seal*]

H-11

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made this ___ day of ____________________, 2012, by and among Acacia Augusta Vehicle Auction, Inc., a South Carolina corporation (the "Transferor"), Acacia Automotive, Inc., a Texas corporation (the "Assenting Party" and "AAI"), and Daniel C. Dorsey, Sr., Daniel C. Dorsey, Jr., and Southern Vehicle Auctions, Inc. ("SVAI"), (collectively the "Indemnifying Party").

RECITALS

WHEREAS, the parties entered into that certain Asset Purchase Agreement (the "Purchase Agreement") on June 28, 2012 (the "Transaction");

WHEREAS, in connection with the Transaction, the Transferor, AAI and the United States of America (the "Government") have entered into a novation agreement effective as of ______________________, 2012 (the "Novation") pursuant to which certain contracts with the Government, represented by various contracting officers of the General Services Administration ("Contracts"), are being assigned from the Transferor to the Indemnifying Party;

WHEREAS, as a condition of the Novation, Transferor is required to guarantee payment of all liabilities and the performance of all obligations that Indemnifying Party (a) assumes under the Novation or (b) may undertake in the future should the Contracts be modified under their terms and conditions; and

WHEREAS, the Transferor is willing to enter into the Novation in exchange for the Indemnifying Party entering into this Agreement.

NOW, THEREFORE, the parties, intending to be bound hereby, agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

2. Indemnification. The Indemnifying Party shall indemnify and defend the Transferor and its officers, managers, members, employees, agents and Affiliates and AAI (collectively, the "Indemnified Parties") against, and hold the Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from: (i) any breach of any representation or warranty made by the Indemnifying Party in this Agreement; (ii) any breach of any covenant or obligation of the Indemnifying Party in this Agreement; and (iii) any third party claims asserted against the Indemnified Parties arising out of or relating in any manner to the Novation or the Contracts.

3. Bond. Indemnified Parties will not provide a performance bond naming Transferor as principal. Indemnifying Party shall be responsible to obtain and pay the full cost

H-12

for any bond(s) it may require in the conduct of GSA business.

4. **Representations.** Each of the parties hereto represents and warrants that it has full power and authority to enter into this Agreement and to fulfill all of its respective obligations hereunder.

5. **Miscellaneous Provisions.** This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina (regardless of the laws that might be applicable under principles of conflicts of law). The parties consent to jurisdiction and venue in the state and federal courts located in Aiken County, South Carolina in any action to enforce rights under this Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the parties. This Agreement may be amended or modified only by a writing executed by the parties. Any such assignment or transfer of rights or obligations under this Agreement without the prior written consent of the other party shall be void. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto. Any waiver by any party of any act, failure to act, or breach on the part of the other party shall not constitute a waiver of such waiving party of any prior or subsequent act, failure to act, or breach by such other party. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, binding on the parties hereto, notwithstanding that the parties may not be signatories to the same counterpart. Consistent with the terms and conditions hereof, each party hereto shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts pursuant to this Agreement or which the other party may reasonably request in order to carry out this Agreement and the obligations contemplated hereby. The parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANSFEROR:

Acacia Augusta Vehicle Auction, Inc.,
A South Carolina corporation

By:______________________________
Steven L. Sample
President and CEO

ASSENTING PARTY:

Acacia Automotive, Inc.,
a Texas corporation

By: ______________________________
Steven L. Sample
President and CEO

INDEMNIFYING PARTY:

By:______________________________
Daniel C. Dorsey, Sr.

By:______________________________
Daniel C. Dorsey, Jr.

Southern Vehicle Auctions, Inc.

By: ______________________________

Its: ______________________________

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Signature Page to
Indemnification Agreement

EXHIBIT I

FORM OF DOCUMENTS REQUIRED TO EFFECT
TRANSFER OF LICENSES AND PERMITS

(Attached)

South Carolina Department of Motor Vehicles

DLA-1
(Rev. 7/06)

APPLICATION FOR A DEALER OR WHOLESALER LICENSE

NOTE: Form must be completed in its entirety. If space provided is insufficient, please reply on a separate sheet of paper and attach as part of the application. Submit original bond and power of attorney with application.

Check One: ☐ **Renewal** ☐ **First Time Application** ☐ **Change of Name, Address or Category**
(NOTE: All Changes must include a rider from your surety company indicating change being made.)

☐ Wholesale Only ☐ Travel Trailer Only ☐ Motorcycle Only ☐ Dealer (Retail/Wholesale) ☐ Wholesale Auction

I (we) hereby apply for license to engage in the PRINCIPAL BUSINESS of selling or dealing in motor vehicles within the State of South Carolina.

Name of Dealership				
Street Address for Dealership				
City	State	Zip Code	County	
Telephone Number ( )				
Special Mailing Address and E-Mail Address				
Check Only One: ☐ Franchised ☐ Non-Franchised If franchised, list Make(s) of Vehicles 1. ____ 2. ____ 3. ____				

DEPARTMENT USE ONLY

License Year ________ Date of Issue ________
Specialist's Code ____________

Fee Schedule
_____ Dealer/Wholesaler License Fee $50.00
_____ Demonstration Plate @ $20.00 per plate
_____ Total Dealer License Number _______

Demonstration Plates Assigned:
No. __________ No. __________
No. __________ No. __________
No. __________ No. __________

Check One Statement:

_____ Information below same as on computer file.
_____ Changes made to information below.

☐ Yes ☐ No 1. Do you have a surety bond in effect? Name and address of surety company ____________

Surety Bond Number ____________ Effective Date __________ to ________
Name of principal ____________
Name of liability insurance company ____________
Policy Number ____________ Effective Dates __________ to ________
Name of Policyholder ____________
Name of agent/agency ____________ Phone Number ________

☐ Yes ☐ No 2. Was the Business a licensed dealer/wholesaler during previous year?
If yes, list license number ____________
Indicate number of demonstration plates assigned ________
Average number or employees during previous year ________
Number of motor vehicles PURCHASED during the previous year _____
Number of motor vehicles SOLD during the previous year ________
Number of travel trailers PURCHASED during the previous year ______
Number of travel trailers SOLD during the previous year ________
Number of motorcycles PURCHASED during the previous year ______
Number of motorcycles SOLD during the previous year ________

For First Time Dealers or Dealers licensed less than one calendar year:

I hereby estimate that I will sell approximately _________ motor vehicles during the upcoming year. I understand that the number of license plates may be increased or decreased according to actual sales.

I-2

3. Are there any records for each vehicle transaction indicated in question two (2) which reflect the following:

☐ Yes ☐ No A. Dates of purchase and sale

☐ Yes ☐ No B. Vehicle Identification Number

☐ Yes ☐ No C. Name and address of seller, purchaser, and copy of odometer statement from seller to dealer/wholesaler and from dealer/wholesaler to purchaser. If no, explain on a separate sheet of paper.

☐ Yes ☐ No 4. Sales Tax number assigned by S.C. Department of Revenue ________________________
Have monthly sales tax reports been filed with the S.C. Department of Revenue?

☐ Yes ☐ No 5. Do you sell motor vehicles on credit?

☐ Yes ☐ No If yes, have you filed any credit notifications or maximum rate documents with the Department of Consumer Affairs?

☐ Yes ☐ No 6. Do you have a Dealer's Manual? (DMV Specialist's Code ________________)

☐ Yes ☐ No 7. Is your business financially backed by another person or business? If yes, give details
____

☐ Yes ☐ No 8. Does your business financially back any other dealer or wholesaler? If yes, list name and address of business ____

☐ Yes ☐ No 9. Has the applicant, owner, sales personnel or agent been licensed as a motor vehicle dealer? If yes, answer the following on a separate sheet of paper: name of business, address, and the dates the business was in operation. Also indicate whether any claims or charges of fraudulent or deceptive trade practices or odometer rollbacks were brought against these individuals or entities.

☐ Yes ☐ No 10. Has the owner, applicant, sales personnel or agent ever been convicted of any offense involving any motor title or registration, auto theft, or odometer rollbacks? If yes, give details, name and address of court, date of convictions, offense convicted of and punishment imposed on a separate sheet of paper.

☐ Yes ☐ No 11. Has the owner, applicant, sales personnel or agent allowed the use of demonstration plates to operate wrecker in use by the business or to operate vehicle owned by the business that are leased or rented by the public? If yes, give details on a separate sheet of paper.

☐ Yes ☐ No 12. Has the license or demonstration plates of your business or any employee of your business ever been suspended or revoked or subject to suspension revocation? If yes, give details on a separate sheet of paper.

13. List complete name (do not use initials), address and driver's license number of the actual owner of the business. (Any person who has at least 10% ownership in the business):
____
____

14. List name, address and driver's license number of principal sales manager of your business:
____
____

15. List name, address and driver's license number of employees/agents of your business:
____
____

Under penalties of perjury, I declare that I am the owner, partner or corporate officer of the business named on this application and that all of the information is true and correct. I further understand that false responses to these questions may result in denial, suspension or revocation of the motor vehicle license being sought and may subject me to prosecution for perjury and other criminal offenses. I have freely and knowingly executed the formalities of an oath in this affirmation and I hereby certify that I am authorized to apply for the license and to supply the information on behalf of the applicant.

____
Print full name of person signing below

____
Signature

Mail to: **South Carolina Department of Motor Vehicles**
Dealer Licensing & Audit Unit
P. O. Box 1498
Blythewood, South Carolina 29016-0023

VISIT OUR WEBSITE AT www.scdmvonline.com

I-3

EXHIBIT J

DISCLOSURE SCHEDULES

SECTION 2(a)
Assets

Note:  Certain assets listed or not listed on this Schedule may have been depleted, damaged, lost, stolen, displaced, destroyed, disposed of, bartered, or otherwise devalued in the normal course and may no longer be available to Buyer.  Seller makes no representation as to the existence of any item or as to the current value, if any, of any or all the assets transferred under the terms and conditions of the Asset Purchase Agreement.  Additionally, certain portions of the 15300 Computer License Software and licensing assets listed below, including those in 15400 Capital Lease Purchases have from time to time been assigned to Seller for its exclusive and continuing use, and are specifically excluded from transfer to Buyer or retention by Buyer.  Otherwise, Buyer shall be assigned for its use such software and licenses or portions thereof as are transferred by Seller for use in operation of the auction Business have been in use there in the normal course of business during the past 24 months, excepting any of those Assets designated in Exhibit C (Excluded Assets). Original Acquisition cost is shown for convenience and reference of Buyer only, and is not meant to suggest current value or availability, if any.  Buyer Dorsey, Jr., has been the custodian of the Assets of the auction Business, and accepts full responsibility for any failure to accurately report the availability or condition of any items on this listing.  Buyer is responsible to assign values to the various Assets sold and conveyed by the Agreement, all of which shall be designated by Buyer in Exhibit K (“Purchase Price Allocation”).

Asset Number	Asset Description	Date Acquired	Acquisition Cost

1500 FURNITURE

20	Furniture	8/17/2007	$1,391.00
7	Chair	9/28/2007	315.62
18	Desk and 2 Chairs	9/28/2007	696.53

15100 PROPERTY AND EQUIPMENT

16	Computers, Phones, Etc. (Includes Hewlett Packard ML350 G5 Proliant Server with additional drives, ram, accessories, 24X7X4 Service Agreement, and software. Unit is Serial Number #MXQ74101KN	7/10/2007	27,556.00
28	Security Equipment	7/20/2007	1,213.00
14	Computer Equipment	12/18/2007	1,092.67
13	Computer Equipment	12/31/2007	407.58
15	Computer Equipment	12/31/2007	6,707.10
34	Technology Equipment	3/20/2008	10,000.00
37	Vemark Equipment	4/01/2009	8,038.88
19	Detail Equipment	5/12/2009	701.42
27	Safe	7/10/2009	1,498.00

Asset Number	Asset Description	Date Acquired	Acquisition Cost

36	Uninterruptable P/S	9/14/2009	855.14
5	Rooftop Antenna +	12/10/2009	822.77
23	Hand Held Check-In Devices	12/11/2009	2,233.91
3	ADT Security Camera Sys	2/9/2010	2,343,20
XX	IBM AS400 Server for ASI Systems. Unit is Serial Number#S9406105V5GM

8	Computer	4/9/2010	918.98
35	John Deere Tractor bearing VIN (Serial Number) CH4048D004637	4/9/2010	8,000.00

29	Server Equipment	4/30/2010	1,601.28
3	3 Refurbished PCs	8/17/2010	1,291.91
6	Cameras for Auction Lanes	8/10/2010	2,280.82

15300 PORTIONS OF FOLLOWING COMPUTER SOFTWARE LICENSES (AS THOSE PORTIONS ARE TO BE ASSIGNED TO AUCTION BY SELLER)

30	Software	7/15/2008	21,360.00

15400 PORTIONS OF EQUIPMENT (AS ASSIGNED TO AUCTION BY
SELLER) ACQUIRED ON CAPITAL LEASES OF:

11	Computer Equipment	11/14/2007	19,053.41
10	Computer Equipment	11/20/2007	7,808.59
12	Computer Equipment	11/20/2007	11,690.29
9	Computer Equipment	12/31/2007	3,164.90

15800 Leasehold Improvements

31	Supplies	8/1/2007	4,234.75
24	Leasehold Improvements	8/15/2007	29,847.44
25	Leasehold Improvements	12/6/2007	6,904.87
4	Air Handling Equipment	5/16/2008	2,364.00
22	Guard Shack	2/10/2010	2,417.22
38	Grease Trap for Restaurant	10/31/2011	1,278.00

16000 VEHICLES

1	2003 Chevrolet Pass Van bearing VIN (Serial Number) 1GAHG39U431224840	11/21/2007	11,300.00

The following assets are noted for reference only, may also be included in the listings above, and are not meant to suggest that there are multiple instances of the same asset(s) being transferred:

3  Hewlett-Packard PCs (Recently purchased)
14 Lenovo PCs (One defective)

Asset Number                                           Asset Description                                           Date Acquired                                        Acquisition Cost

1 Compaq PC
1 Dell PC
One assortment spare parts for Dell PCs
1 Lenovo Laptop PC
14 Lenovo Displays
1 Large screen Dynex display
1 HP 4250 Printer
5 HP P3005 printers
1 HP 2200 printer
Various uninterruptable power supplies for PC and server equipment and related
1 Xerox 6128 MFP printer/fax/scanner/copier
1 License for Microsoft Server 2003 or 2007
Miscellaneous Microsoft licenses for server peripherals (virtual servers etc.)
Microsoft operating systems for PC’s
Various and assorted software for PCs including Microsoft Office, Adobe software, etc.
Software assurance for selected software in PCs and server (Software assurance, selected protection packages such as HP Care Pack for server, and other related items may require renewal at expiration.  Any renewals made after Closing, together with the costs associated therewith, are at the sole cost and responsibility of Buyer.
HP ProCurve Switch at Server
HP ProCurve Switch in IT/washer closet
Washer and Dryer in utility closet
27 red top stools for cafeteria
Miscellaneous decorations throughout buildings
Intermec 2435 remote hand-held “bricks” for ASI vehicle check in
6 secretarial swivel chairs in front office
1 high back exec chair in GM office
2 guest chairs in GM office
Miscellaneous 2 and 4 drawer file cabinets
One 2-drawer FireKing file cabinet
3 small refrigerators
1 Emerson microwave oven
1 portable guard shack building
1 trailer with large capacity water tank for mobile cleaning operations
1 gasoline engine powered pressure washer
1 Atlas Equipment 40 gallon fuel caddy
1 Speedaire air compressor
1 shop vac

1 CoolSpace CS5-36VD water cooler area fan
1 TempaCure 48” portable fan
2 upright propane space heaters
Various sound system equipment for telephone systems, auction lanes, etc (amplifiers, speakers, etc)
1 Schumaker battery charger
1 long extension ladder (aluminum)

Asset Number                                           Asset Description                                           Date Acquired                                        Acquisition Cost

2 folding ladders
1 Craftsman 5.5 HP Weed Trimmer
1 Honda 160 GCV engine
1 Bolens 21” self-propelled mower
1 leaf blower
Misc domestic maintenance equipment, including mops, brooms, mop buckets, waste cans and bags, brooms, safety cones, hoses, etc.
1 Asst signs, portable sign posts, etc
1 vacuum cleaner
9 secretarial or executive desks
Miscellaneous assortment of printer and computer stands and tables, storage cabinets, book cabinets, etc.
Misc tabletop and floor fans, space heaters, etc.
3 Exec swivel chairs in sales office
3 guest chairs in sales office
Any digital cameras and related equipment currently in service at the auction Business.
Various wireless devices and antennas currently in service at the auction Business.
Various modems, routers, etc. currently in service at the auction Business.
Miscellaneous printers, PCs, monitors, keyboards, dumb terminals, data devices, handsets, and related equipment currently in service at the auction Business, including those in its onsite storage outbuildings.
Cell phone(s) owned by and utilized at the auction Business.
Miscellaneous coffee makers, clocks, paper shredders, calculators, microphones, storage drive units, battery chargers, water coolers, air tanks, mechanics tools, staplers, tape and tape dispensers, key boxes, envelopes, stationery, hole punches, ink and toner cartridges, badge printers, pencil sharpeners, clocks, supplies, filters, pens, pencils, and related.
Internet Domains related to the Business - To be transferred from Seller to Buyer immediately after Closing, and which are then renewable by Buyer upon their expirations:
augustaautoauction.com                                           Registered with Network Solutions                                                                Expires 1/14/2013
augustaautoauction.net                                             Registered with Register.com                                                                          Expires4/24/2013
Other assets:   All books and records of the auction Business while under ownership of Seller.  Buyer specifically agrees that the custodial responsibility for protecting and preserving all said records shall be its sole responsibility of Buyer such as to keep them in good repair and to make them readily available on a reasonable basis in the event Seller shall undergo audits or other review.  Buyer agrees to make all such records available for review by Seller or Seller’s assigns at any reasonable time without cost or other obligation to Seller or Seller’s assigns.

By way of reference, Buyer advises Seller that the total Assets to be transferred hereby, including the Business and Business Operations, were given an estimated valuation by the SBA in May, 2012 of $1,630,000.

This Exhibit J prepared jointly by Seller (Initials) _____ and

Buyer’s representative Dorsey, Jr. (Initials)_____

EXHIBIT K

DISCLOSURE SCHEDULE

SECTION 2(f)
Purchase Price Allocation

[To be determined by Buyer. See attached]

K-1

EXHIBIT L

DISCLOSURE SCHEDULE

SECTION 3(d)
Security Interests

At Closing and thereafter, Buyer shall be responsible for assuming any and all security interests or obligations on any lease, operating agreement, vendor agreements and contracts, and other trade obligations directly related to the operation of the auction Business and as referenced in Exhibit N and Exhibit O.

L-1

EXHIBIT M

DISCLOSURE SCHEDULE

SCHEDULE OF ISSUES

None that are known as of this date.

M-1

EXHIBIT N

SCHEDULE OF LIABILITIES TO BE ASSUMED BY BUYER

Seller and Dorsey, Jr., as representative for Buyer and as current manager of the Business, have jointly created this listing of all known contracts, services, leases, and other general business obligations of the auction business including but not limited to those listed in Exhibit O (Schedule of Contracts) which have been generally utilized in the operation of the Business, and which will no longer be utilized by Seller after transfer of the Business Operations and associated assets to Buyer under the terms of the Agreement.  Neither the Seller nor the Buyer has undertaken to update any vendor or service provider lists, and further note that the vendors and service providers listed, including any successors or replacements to the vendors or service providers listed in this Exhibit N and Exhibit O, shall become the sole responsibility of Buyer at Closing and thereafter. Any vendors or service providers not listed below or in Exhibit O but which have served the auction Business in the normal course are considered included in these listings, whether so listed or not.

Those service providers or vendors include but are not limited to:

Aiken Augusta Window
Aiken County Sherriff’s Office
American Express Card
Arrow Exterminators
AT&T
Auction Software Inc. (ASI)
Auction Insurance Agency
Augusta Chronicle
Auto Lookout, Inc.
B.J.’s Lock and Key
Black Book
Brock Supply
Carolina Care Plan, Companion Property and Casualty, and other insurance providers to the
Business
Cintas Corp.
Comcast
Computer Exchange
Communigraphics
CSRA Recovery
DeltaCom/Earthlink
Dixie Lock and Key
Donnie’s Towing
Drug Testing and Background Checking Agencies
Duplicating Systems (Equipment leases, supplies, service contracts, etc.)
Eco Latino
E*Wireless
Elavon Services

Electra-Start, Ltd.
Fleet One
GIADA
Great America
GB Mobile Detail
Hager’s
IHC Health
I.B.M. (Except for the IBM Lease excluded on list of Excluded Assets)
I.A.T. Specialty
Kamo
Don Lowe
LLR
Manheim, including OVE
Martin A. Rodriguez, Restaurateur, or his successor
Midland Auto Recovery
National Vehicle Recovery of Georgia
NIADA
NAAA
NADA
NCCI
Phoenix Printing
Pitney Bowes (Equipment leases, supplies postage, service contracts, etc.)
Quell
R&L Trucking
R.M.S.
Reeve’s Wrecker
Robinson Adams Insurance (Except for Seller’s current policy which it will retain during its winding down period of the auction Business and beyond)
Samuels Transport
Smith Brothers
South Carolina Electric & Gas (SCE&G)
Trexco
True Value Carpet
Verizon
WJBF
Water Company
Sentry Security Systems

Also effective with Closing, Buyer agrees to assume Seller’s obligations for certain services associated with operation of the business at the leased location, including but not limited to:

All existing leases and contracts, with the exception of those listed in Exhibit D hereof; all telephone and Internet services; electric fence and other security services; battery cart rentals; uniform and/or rug rentals; ASI licensing, maintenance, and service billings; cell phone services;

QuickBooks licensing costs pertaining to the continuing Augusta auction Business Operations (although Buyer may at its option purchase its own separate and distinct QuickBooks licenses and software and discontinue use of current licenses owned by Seller); other ongoing software licensing and renewal costs including but not limited to Microsoft products and otherwise.

At Closing and thereafter, the obligation to provide comprehensive insurance coverages and other protections for the Business Operations becomes the sole responsibility of and at the sole expense of Buyer, including the costs of policy premiums thereon and otherwise.

Exhibit N prepared jointly by Seller (Initials) ______ and

Buyer’s representative Dorsey, Jr. (Initials)_______

EXHIBIT O

DISCLOSURE SCHEDULES

SCHEDULE OF CONTRACTS AND AGREEMENTS

Seller and Buyer Dorsey, Jr., as manager of the Business, have jointly created this listing of all contracts, services, leases, and other general business obligations of the auction business including but not limited to those listed in Exhibit N (Schedule of Liabilities to be Assumed by Buyer) which have been generally utilized in the operation of the Business, and which will no longer be utilized by Seller after transfer of the Business and associated assets to Buyer under the terms of the Asset Purchase Agreement.  Neither the Seller nor the Buyer has undertaken to update any vendor or service provider lists, and further note that the vendors and service providers listed, including any successors or replacements to the vendors or service providers listed in this Exhibit N and Exhibit O and the complete costs thereof, shall become the sole responsibility of Buyer at Closing and thereafter. Any vendors or service providers not listed below or in Exhibit N but which have served the auction Business in the normal course are to be considered as included in these listings, whether so listed or not.

The service providers or vendors include but are not limited to:

Aiken Augusta Window
Aiken County Sherriff’s Office
American Express Card
Arrow Exterminators
AT&T
Auction Software Inc. (ASI)
Auction Insurance Agency
Augusta Chronicle
Auto Lookout, Inc.
B.J.’s Lock and Key
Black Book
Brock Supply
Carolina Care Plan, Companion Property and Casualty, and other insurance providers to the Business
Cintas Corp.
Comcast
Computer Exchange
Communigraphics
CSRA Recovery
DeltaCom/Earthlink
Dixie Lock and Key
Donnie’s Towing

O-1

Drug Testing and Background Checking Agencies
Duplicating Systems (Equipment leases, supplies, service contracts, etc.)
Eco Latino
E*Wireless
Elavon Services
Electra-Start, Ltd.
Fleet One
GIADA
Great America
GB Mobile Detail
Hager’s
IHC Health
I.B.M. (Except for the IBM Lease excluded on list of Excluded Assets)
I.A.T. Specialty
Kamo
Don Lowe
LLR
Manheim, including OVE
Martin A. Rodriguez, Restaurateur, or his successor
Midland Auto Recovery
National Vehicle Recovery of Georgia
NIADA
NAAA
NADA
NCCI
Phoenix Printing
Pitney Bowes (Equipment leases, supplies postage, service contracts, etc.)
Quell
R&L Trucking
R.M.S.
Reeve’s Wrecker
Robinson Adams Insurance (Except for Seller’s current policy which it will retain during its winding down period of the auction Business and beyond)
Samuels Transport
Smith Brothers
South Carolina Electric & Gas (SCE&G)
Trexco
True Value Carpet
Verizon
WJBF
Water Company
Sentry Security Systems

Exhibit O prepared jointly by Seller (Initials) ______ and

Buyer’s representative Dorsey, Jr. (Initials)_______

O-2